UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1141 Sawgrass Corporate Parkway

Sunrise, FL 33323

(Address of principal executive offices)

(954) 715-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2026, VPR Brands, LP (the “Company”) entered into a License and Release Agreement (the “Agreement”) with JUUL Labs, Inc. (the “Licensee”).

The Company is the owner of all right, title and interest in and to U.S. Patent No. 8,205,622 B2 (the “‘622 Patent”). Pursuant to the terms of the Agreement, in exchange for the payment by the Licensee of $11,000,000 (the “Consideration”), payable according to an installment schedule outlined in the Agreement, and the mutual releases set forth in the Agreement: (i) the Company and Licensee agreed to settle any potential disputes regarding the ‘622 Patent and any Other Patent Claims (as defined in the Agreement), without admission by either party of liability, validity, enforceability or infringement; and (ii) the Company granted to the Licensee and its affiliates a non-exclusive, worldwide, perpetual, irrevocable (except as set forth in the Agreement), non-transferable (except as laid out in the Agreement) license, with no right to sublicense, under the ‘622 Patent and Other Patent Claims, solely with respect to Licensed Products (as defined in the Agreement), to make, have made, import, export, use, sell, develop, offer to sell and otherwise distribute Licensed Products, including in each case the right to have any of the foregoing done directly or indirectly for or on behalf of the Licensee or any of its affiliates by suppliers, manufacturers, distributors, resellers, retailers, service providers, customers (direct and indirect) and users of Licensed Products.

The term of the Agreement commenced on July 22, 2026 and will remain in full force and effect until six years after the later of the expiration of the ‘622 Patent or the last of any Other Patent Claim to expire. The Company may terminate the Agreement if Licensee commits a material breach of the Agreement in connection with payment of the Consideration and/or breaches covenants set forth in the Agreement.

The Agreement contains customary representations, warranties and covenants for an agreement of this type.

The foregoing is only a summary of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2026, with certain portions thereof redacted as permitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2026	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer

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